Exhibit 99.2

MONOLITHIC POWER SYSTEMS, INC.

Director Voting Policy

(Adopted as of April 21, 2015)

It is a policy of the Board of Directors (the “Board”) of Monolithic Power Systems, Inc. (the “Company”) that any nominee for director who receives a greater number of “withhold” votes than “for” votes, with abstentions and broker non-votes not counted as either a "withhold" or "for" vote" (a “Majority Withhold Vote”), in an uncontested election of directors is required to tender to the Board his or her resignation as a director promptly following the certification of the election results. An “uncontested election” means an election where the number of nominees for director does not exceed the number of directors to be elected as of the tenth day preceding the date the Company first mails its notice of meeting for such meeting of the stockholders.

The Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors will promptly consider the director’s resignation tendered under this policy and will recommend to the Board whether to accept or reject the tendered resignation or to take other action, such as rejecting the tendered resignation and addressing the apparent underlying causes of the “withhold” votes. In making this recommendation, the Committee will consider all factors it deems relevant including, without limitation, the underlying reasons why stockholders cast “withhold” votes for such director (if ascertainable), the length of service and qualifications of the director whose resignation has been tendered, the director's contributions to the Company and the Board, whether by accepting such resignation the Company will no longer be in compliance with any applicable law, rule, regulation or governing document, and whether or not accepting the resignation is in the best interests of the Company and its stockholders.

Except as set forth below, the Board will act on the Committee’s recommendation no later than 90 days following the certification of the stockholder vote. If the result of accepting all tendered resignations then pending from directors would be that the Company would have fewer than a majority of the directors who were in office before the election of directors or the Company would fail to be in compliance with any applicable law, rule, regulation or governing document, the Board may determine to extend such 90 day period by an additional 90 days (for any or all directors who received a Majority Withhold Vote) if it determines that an extension is in the best interests of the Company and its stockholders.

In considering the Committee’s recommendation, the Board will consider the factors considered by the Committee and such additional information and factors the Board believes to be relevant. The Company will promptly publicly disclose the Board’s decision (and the reasons for rejecting the tendered resignation, if applicable) in a periodic or current report filed with the Securities and Exchange Commission.

Any director who received a Majority Withhold Vote pursuant to this policy will not participate in the Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation. However, such director shall remain active and engaged in all other Committee and Board activities, deliberations and decisions during this Committee and Board process.

If a majority of the members of the Committee received a Majority Withhold Vote at the same election, then the Board will appoint a special Board committee consisting solely of independent directors who did not receive a Majority Withhold Vote at such election (and, in the case of an election at which fewer than all the directors were elected, those independent directors who did not stand for election at such election) for the purpose of considering the tendered resignations and to recommend to the Board whether to accept or reject them, as if such special Board committee were the Committee under this policy. This special Board committee may, but need not, consist of all of (a) the independent directors who did not receive a Majority Withhold Vote at such election and (b) the independent directors who did not stand for election at such election.

If a director’s resignation is rejected by the Board, the director will continue to serve for the remainder of his or her term and until his or her successor is duly elected, or his or her earlier death, resignation or removal. If a director’s resignation is accepted by the Board, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the number of directors comprising the Board, in each case pursuant to the provisions of the Company’s certificate of incorporation and bylaws.

The Board may at any time in its sole discretion supplement or amend any provision of this policy in any respect, repeal the policy in whole or part or adopt a new policy relating to director elections with such terms as the Board determines in its sole discretion to be appropriate. The Board will have the exclusive power and authority to administer this policy, including, without limitation, the right and power to interpret the provisions of this policy and to make all determinations and require all actions deemed necessary or advisable for the administration of this policy. All such actions, interpretations and determinations that are done or made by the Board will be final, conclusive and binding.

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